Exhibit 5.1
[SNELL & WILMER L.L.P. LETTERHEAD]
August 7, 2026
Global Water Resources, Inc.
21410 N. 19th Avenue #220
Phoenix, AZ 85027
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Global Water Resources, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act for the issuance and sale by the Company of up to $100,000,000 in the aggregate of (i) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and (ii) one or more series of the Company’s debt securities (the “Debt Securities”), or any combination of the foregoing.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
The Common Stock and the Debt Securities are collectively referred to herein as the “Securities.” The Securities are to be sold from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (each, a “Prospectus Supplement”), together or separately and in one or more series. The Debt Securities are to be issued pursuant to an indenture (the “Base Indenture”), which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be named in a Prospectus Supplement (the “Trustee”). The Base Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by one or more board resolutions, a supplemental indenture thereto or an officer’s certificate thereunder.
In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:
•the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;
•the Prospectus prepared in connection with the Registration Statement;

•an executed copy of a certificate of the Chief Financial Officer of the Company, dated as of a recent date (the “Officer’s Certificate”);
•the Company’s Second Amended and Restated Certificate of Incorporation, as certified pursuant to the Officer’s Certificate;
•the Company’s Amended and Restated Bylaws, as certified pursuant to the Officer’s Certificate;
•the Base Indenture;
•a specimen certificate representing the Common Stock; and
•a copy of the resolutions of the Board of Directors of the Company, relating to the adoption, approval, authorization and/or ratification of the Registration Statement, the registration of the Securities and related matters, as certified pursuant to the Officer’s Certificate.
We have also examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective under the Securities Act and will comply with all applicable laws; (v) at the Relevant Time, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws; (vi) that the Securities will be issued and sold in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting, subscription, placement agent or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered (a “Convertible Security”) will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to shares of Common Stock offered, that there will be sufficient shares of Common Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (x) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon the foregoing, it is our opinion that:
1.With respect to shares of the Common Stock to be sold by the Company, when: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of the Common Stock have been duly executed, countersigned, registered and delivered or, if issued in book-entry form, an appropriate account statement evidencing shares of Common Stock credited to the purchaser’s account maintained with the Company’s transfer agent for Common Stock has been issued by said transfer agent, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or (ii) upon the conversion or exercise of any Convertible Security to purchase Common Stock, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise as approved by the Board, in each case upon payment of the consideration therefor provided for therein (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.
2.With respect to Debt Securities to be issued under the Base Indenture, when: (a) the Trustee is qualified to act as Trustee under the Base Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Base Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (c) the Trustee has duly executed and delivered the Base Indenture; (d) the Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (f) the terms and conditions of such Debt Securities have been duly established by a supplemental indenture, board resolution or officer’s certificate in accordance with the terms and conditions of the Base Indenture and any such supplemental indenture, board resolution or officer’s certificate has been duly executed and delivered by the Company and the Trustee (together with the Base Indenture, the “Indenture”); and (g) such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:
A.The opinions expressed herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.
B.We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, or (iii) any purported fraudulent transfer “savings” clause.
C.We are admitted to practice law in the State of Arizona, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction, other than the General Corporation Law of the State of Delaware and, solely with respect to the Debt Securities, the State of New York.
In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.
You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (y) review the operative documents pursuant to which such Securities are to be issued or sold and (z) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof, any Prospectus Supplement and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.
This opinion is intended solely for use in connection with the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Snell & Wilmer L.L.P.